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                                                                    Exhibit 99

FOR IMMEDIATE RELEASE

          PHOTOGEN SIGNS AGREEMENT WITH AKORN INC. TO DEVELOP PH-10 FOR
                NON-INVASIVE ONCOLOGY AND DERMATOLOGY TREATMENTS

               AKORN TO DEVELOP MATERIALS TO FACILITATE PROCESSES
             LEADING TO FOOD AND DRUG ADMINISTRATION (FDA) APPROVAL

KNOXVILLE, TENN., NOV. 9, 1999 -- Photogen Technologies Inc. (OTC BB: PHGN) today announced that Akorn Inc. (NASDAQ: AKRN), a diagnostic and therapeutic pharmaceutical manufacturer and marketer, will develop certain formulations of the photoactive compound PH-10.

PH-10 is a light-sensitive drug that, when activated with X-rays, green light or ultra fast-pulsed near-infrared light, has the potential to treat cancer and certain dermatological conditions virtually anywhere in or on the body. Lung, breast and prostate cancer, Barrett's esophagus and psoriasis are among treatments expected to benefit from the drug.

"Our recent findings, showing a 90 percent 'kill' rate of cancerous tumor cells in laboratory mice within 48 hours of treatment, make PH-10 a potentially groundbreaking drug for oncology and dermatology markets," said John Smolik, Photogen president and CEO. "Working with Akorn to advance the drug from the experimental stage to being ready for FDA submissions and then the market is an exciting next step for us."

Illinois-based Akorn will also provide Photogen with necessary background information for meeting regulatory requirements for the Food and Drug Administration (FDA) approval of PH-10. Akorn will develop and document raw materials, production and testing procedures and specifications, necessary for Photogen to use in its new drug applications (NDAs) - enabling Photogen to leverage Akorn's existing expertise to advance toward FDA approval.

"We are pleased to provide our manufacturing and compliance-related expertise," said Floyd Benjamin, president and CEO of Akorn, Inc. "We are eager to help expedite the process of preparing such a significant drug for delivery to market."


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Akorn will develop various drug formulations of PH-10 to treat indications in the following markets:

     - DEEP TISSUE ONCOLOGY, such as lung, breast and prostate cancer, for use with X-rays
     - INTERNAL BODY SURFACES, such as Barrett's esophagus, for use with green light
     -    DERMATOLOGY, such as psoriasis, for use with green light

Together, existing treatments for these three indications represent a multi-billion dollar market.

About Photogen

Photogen Technologies, Inc. is a development-stage company focused on creating therapeutic and diagnostic products based on its proprietary multi-photon and other related technologies. The company has discovered new methods for using energy from lasers, x-rays or other sources to activate photoactive agents within tissue sufficient to produce a range of beneficial therapeutic and diagnostic outcomes. These technologies involve methods, materials and devices that may be used to produce light or other energy and photoactive agents and to destroy diseased cells, remove tissue or identify and diagnose disease. Photogen has U.S. patents and additional pending applications in the U.S. and worldwide for certain of its proprietary technology. The company has no products or operating revenue at this time.

Statements in this release that are not strictly historical are "forward-looking" statements that are made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks, which may cause the company's actual results in the future to differ materially from expected results. These risks and uncertainties include: the ability of the company to develop a product and obtain regulatory approval for its use; the ability of the company to successfully market and sell any products and equipment; the company's ability to manufacture products in sufficient quantities; the company's ability to maintain intellectual property protection for its proprietary products, to defend its existing intellectual property rights from challenges by third parties, and to avoid infringing intellectual property rights of third parties; unforeseen operating risks; the company's ability to secure collaborative agreements with third parties for various research, development, manufacturing, marketing and other functions; competition; risks associated with the dependence on manufacturers of the company's proposed products; the availability of capital to finance planned activities; and the extent to which the clinicians performing the procedures are able to obtain third-party reimbursement. These risks are qualified in their entirety by cautionary language and risk factors set forth in the company's filings with the Securities and Exchange Commission.

Media Contact: Hilary Kaye or Joan Murray at Hilary Kaye Associates
(714) 426-0444 (PST) or jmurray@hkamarcom.com